                                  SCHEDULE 14A

                    INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION
          PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES
                              EXCHANGE ACT OF 1934


Filed by the Registrant [X]


Filed by a Party other than the Registrant [ ]

Check the appropriate box

[ ]  Preliminary Proxy Statement               [ ]  Confidential, for Use of the Commission
                                                    Only (as permitted by Rule 14a-6(e)(2))
[X]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to sec. 240.14a-11(c) or sec. 240.14a-12

                              JABIL CIRCUIT, INC.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified in its Charter)

--------------------------------------------------------------------------------
      (Name of Person(s) Filing Proxy Statement, if other than Registrant)

Payment of Filing Fee (Check the appropriate box):


[X]  No fee required.


[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

     (1)  Title of each class of securities to which transaction applies:

        ------------------------------------------------------------------------

     (2)  Aggregate number of securities to which transaction applies:

        ------------------------------------------------------------------------

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

        ------------------------------------------------------------------------

     (4)  Proposed maximum aggregate value of transaction:

        ------------------------------------------------------------------------

     (5)  Total fee paid:

        ------------------------------------------------------------------------

[ ]  Fee paid previously with preliminary materials:

    ----------------------------------------------------------------------------

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1)  Amount Previously Paid:

        ------------------------------------------------------------------------

     (2)  Form, Schedule or Registration No.:

        ------------------------------------------------------------------------

     (3)  Filing Party:

        ------------------------------------------------------------------------

     (4)  Date Filed:

        ------------------------------------------------------------------------

                              JABIL CIRCUIT, INC.
                             ---------------------

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                         TO BE HELD ON JANUARY 18, 2001
                             ---------------------

TO THE STOCKHOLDERS:

     NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders of Jabil Circuit, Inc., a Delaware corporation ("Jabil"), will be held on Thursday, January 18, 2001, at 10:00 a.m., local time, in the Sunset Ballroom at the Vinoy Country Club located at 600 Snell Isle Boulevard, St. Petersburg, Florida 33704 for the following purposes:

          1. To elect seven directors to serve for the ensuing year or until their successors are duly elected and qualified.

          2. To approve an amendment to Jabil's Certificate of Incorporation to increase the number of authorized shares of Jabil Common Stock from 250,000,000 to 500,000,000 shares.

          3. To ratify the appointment of KPMG LLP as Jabil's independent auditors for the fiscal year ending August 31, 2001.

          4. To transact such other business as may properly come before the Annual Meeting or any adjournment thereof.

     The foregoing items of business are more fully described in the Proxy Statement accompanying this Notice. Only stockholders of record at the close of business on November 30, 2000 are entitled to notice of and to vote at the Annual Meeting.

     A list of all Stockholders entitled to vote at the 2000 Annual Meeting will be available for examination at the Office of General Counsel of Jabil Circuit, Inc., at 10560 Ninth Street North, St. Petersburg, Florida 33716, for the ten days before the meeting between 9:00 a.m. and 5:00 p.m., local time, and at the place of the Annual Meeting during the Annual Meeting.

     All stockholders are cordially invited to attend the Annual Meeting in person. However, to ensure your representation at the Annual Meeting, you are urged to vote your shares using one of the following methods: (1) vote through the Internet at the Web site shown on the proxy card; or (2) mark, date, sign and return the enclosed proxy as promptly as possible in the postage-prepaid envelope enclosed for that purpose. YOU MAY REVOKE YOUR PROXY IN THE MANNER DESCRIBED IN THE ACCOMPANYING PROXY STATEMENT AT ANY TIME BEFORE IT HAS BEEN VOTED AT THE ANNUAL MEETING. ANY STOCKHOLDER ATTENDING THE ANNUAL MEETING MAY VOTE IN PERSON EVEN IF HE OR SHE HAS RETURNED A PROXY.

                                          FOR THE BOARD OF DIRECTORS OF
                                          JABIL CIRCUIT, INC.

                                          Robert L. Paver
                                          General Counsel and Secretary

St. Petersburg, Florida

December 21, 2000

     IMPORTANT: WHETHER OR NOT YOU PLAN TO ATTEND THE ANNUAL MEETING, YOU ARE REQUESTED TO COMPLETE AND PROMPTLY RETURN THE ENCLOSED PROXY IN THE ENVELOPE PROVIDED OR VOTE THROUGH THE INTERNET.


                              JABIL CIRCUIT, INC.
                             ---------------------

                                PROXY STATEMENT
                       FOR ANNUAL MEETING OF STOCKHOLDERS
                                JANUARY 18, 2001

                             ---------------------

                 INFORMATION CONCERNING SOLICITATION AND VOTING

GENERAL

     The enclosed Proxy is solicited on behalf of Jabil Circuit, Inc., a Delaware corporation ("Jabil"), for use at the Annual Meeting of Stockholders to be held on Thursday, January 18, 2001, at 10:00 a.m., local time, and at any adjournment thereof, for the purposes set forth herein and in the accompanying Notice of Annual Meeting of Stockholders. The Annual Meeting will be held in the Sunset Ballroom at the Vinoy Country Club located at 600 Snell Isle Boulevard, St. Petersburg, Florida 33704. Jabil's principal executive office is located at 10560 Ninth Street North, St. Petersburg, Florida 33716, and its telephone number at that location is (727) 577-9749.


     These Proxy solicitation materials were mailed on or about December 21, 2000, together with Jabil's 2000 Annual Report to Stockholders, to all stockholders entitled to vote at the Annual Meeting.


RECORD DATE

     Stockholders of record at the close of business on November 30, 2000 (the "Record Date") are entitled to notice of and to vote at the Annual Meeting. As of the Record Date, 190,728,457 shares of Jabil's Common Stock were issued and outstanding. For information regarding security ownership by management and by the beneficial owners of more than 5% of Jabil's Common Stock, see "Other Information-Share Ownership by Principal Stockholders and Management." The closing sales price of Jabil's Common Stock on the New York Stock Exchange ("NYSE") on the Record Date was $31.25 per share.

REVOCABILITY OF PROXIES

     Any proxy given pursuant to this solicitation may be revoked by the person giving it at any time before its use by delivering to Jabil's Secretary a written notice of revocation or a duly executed proxy bearing a later date or by attending the Annual Meeting and voting in person.

VOTING AND SOLICITATION

     Each stockholder is entitled to one vote for each share of Common Stock on all matters presented at the Annual Meeting. Stockholders do not have the right to cumulate their votes in the election of directors.

     The cost of soliciting proxies will be borne by Jabil. In addition, Jabil may reimburse brokerage firms and other persons representing beneficial owners of shares for their expenses in forwarding solicitation materials to such beneficial owners. Proxies may also be solicited by certain of the Jabil's directors, officers, and regular employees, without additional compensation, personally or by telephone, telegram, letter or facsimile.

QUORUM; ABSTENTIONS; BROKER NON-VOTES

     The required quorum for the transaction of business at the Annual Meeting is a majority of the shares of Common Stock outstanding on the Record Date. Shares that are voted "FOR," "AGAINST" or "WITH-

HELD" from a matter are treated as being present at the Annual Meeting for purposes of establishing a quorum and are also treated as entitled to vote on the subject matter (the "Votes Cast") with respect to such matter.

     While abstentions (votes "withheld") will be counted for purposes of determining both the presence or absence for the transaction of business and the total number of Votes Cast with respect to a particular matter, broker non-votes with respect to proposals set forth in this Proxy Statement will not be considered Votes Cast and, accordingly, will not affect the determination as to whether the requisite majority of Votes Cast has been obtained with respect to a particular matter.

VOTING ELECTRONICALLY VIA THE INTERNET

     For Shares Directly Registered in the Name of the
Stockholder. Stockholders with shares registered directly with EquiServe, L.P. ("EquiServe"), Jabil's transfer agent, may vote by mailing in the proxy or on the Internet at the following address on the World Wide Web:
http://www.eproxyvote.com/jbl.

     For Shares Registered in the Name of a Brokerage or Bank. A number of brokerage firms and banks are participating in a program for shares held in "street name" that offers Internet voting options. This program is different from the program provided by EquiServe for shares registered in the name of the stockholder. If your shares are held in an account at a brokerage firm or bank participating in the street name program, you may have already been offered the opportunity to elect to vote using the Internet. Votes submitted via the Internet through the street name program must be received by 5:00 p.m. (Eastern Standard Time) on January 17, 2001. The giving of such a proxy will not affect your right to vote in person should you decide to attend the Annual Meeting.


     These Internet voting procedures are designed to authenticate stockholders' identities, to allow stockholders to vote their shares and to confirm that stockholders' votes have been recorded properly. Stockholders voting via the Internet through either of these voting procedures should understand that there may be costs associated with electronic access, such as usage charges from Internet access providers and telephone companies, that must be borne by the stockholders. Also, please be aware that Jabil is not involved in the operation of either of these Internet voting procedures and cannot take responsibility for any access or Internet service interruptions that may occur or any inaccuracies, erroneous or incomplete information that may appear.



     NOTE: Next year, Jabil plans to make the proxy statement and its annual report to stockholders available on the Internet. If you have access to the Internet, you will have the option to enroll in Internet delivery. Jabil has included instructions, on the proxy card, on how you can receive next year's proxy statement and annual report materials via the Internet at http://www.econsent.com/jbl. Jabil strongly encourages you to enroll in our Internet delivery program, as it is a cost effective way for Jabil to send you proxy statement and annual report materials. When next year's proxy statement and annual report materials are available, you will be sent an e-mail telling you how to access them electronically.


     If you elect to access these materials via the Internet, you can still request paper copies by contacting your brokerage firm, bank or Jabil. Your enrollment in the new Internet program will remain in effect until you cancel your enrollment. You are free to cancel your enrollment at any time.

DEADLINE FOR RECEIPT OF STOCKHOLDER PROPOSALS

     Proposals of stockholders of Jabil that are intended to be presented by such stockholders at Jabil's 2001 Annual Meeting of Stockholders must be received by Jabil no later than August 16, 2001 in order to be considered for possible inclusion in the proxy statement and form of proxy relating to that meeting.

FISCAL YEAR END

     Jabil's fiscal year ends August 31.

                                 PROPOSAL NO. 1

                             ELECTION OF DIRECTORS

NOMINEES

     A board of seven directors is to be elected at the Annual Meeting. Jabil's Board of Directors has authorized the nomination at the Annual Meeting of the persons named herein as candidates. Unless otherwise instructed, the proxy holders will vote the proxies received by them for Jabil's seven nominees named below, all of whom are presently directors of Jabil. In the event that any nominee of Jabil is unable or declines to serve as a director at the time of the Annual Meeting, the proxies will be voted for any nominee who shall be designated by the present Board of Directors to fill the vacancy. Jabil is not aware of any nominee who will be unable or will decline to serve as a director. The term of office of each person elected as a director will continue until the next Annual Meeting of Stockholders or until a successor has been elected and qualified.

     The names of Jabil's nominees for director and certain information about them are set forth below:

NAME                                         AGE               PRINCIPAL POSITION
----                                         ---   -------------------------------------------
William D. Morean(4).......................  45    Chairman of the Board of Directors
Thomas A. Sansone..........................  51    Vice Chairman of the Board of Directors
Timothy L. Main(4).........................  43    Chief Executive Officer, President and
                                                   Director
Lawrence J. Murphy.........................  58    Director
Mel S. Lavitt(3)...........................  63    Director
Steven A. Raymund(1)(2)(3).................  45    Director
Frank A. Newman(1)(2)(3)...................  52    Director

---------------

(1) Member of the general Stock Option Committee.
(2) Member of the Compensation Committee.
(3) Member of the Audit Committee.
(4) Member of the Stock Option Committee for non-officers and non-directors.

     Except as set forth below, each of the nominees has been engaged in his principal occupation set forth above during the past five years. There are no family relationships among any of the directors and executive officers of Jabil.

     WILLIAM D. MOREAN. Mr. Morean has served as Chairman of the Board since 1988 and as a director since 1978. Mr. Morean joined Jabil in 1977 and assumed management of day-to-day operations the following year. Mr. Morean was Chief Executive Officer from 1988 to September 2000. Mr. Morean has also served as Jabil's President and Vice President, and held various operating positions with Jabil.

     THOMAS A. SANSONE. Mr. Sansone has served Vice Chairman of the Board since January 1999 and as a director since 1983. Mr. Sansone joined Jabil in 1983 as Vice President and served as President of Jabil from 1988 to January 1999. Prior to joining Jabil, Mr. Sansone was a practicing attorney.

     TIMOTHY L. MAIN. Mr. Main has served as Chief Executive Officer of Jabil since September 2000, as President since January 1999 and as a director since October 1999. He joined Jabil in April 1987 as a Production Control Manager, was promoted to Operations Manager in September 1987, to Project Manager in July 1989, to Vice President, Business Development in May 1991 and to Senior Vice President, Business Development in August 1996. Prior to joining Jabil, Mr. Main was a commercial lending officer, international division for the National Bank of Detroit. Mr. Main has earned a B.S. from Michigan State University and an MIM from the American Graduate School of International Management (Thunderbird).

     LAWRENCE J. MURPHY. Mr. Murphy has served as a director of Jabil since September 1989. Since September 1997, Mr. Murphy has also served as an independent consultant to Jabil. From March 1992 until September 1997, Mr. Murphy served as a director of Core Industries, Inc., a diversified conglomerate, where he held various executive level positions since 1981, including the position of Executive Vice President and

Secretary from September 1990 to September 1997. Prior to joining Core Industries, Inc., Mr. Murphy was a practicing attorney at the law firm of Bassey, Selesko, Couzens & Murphy, P.C. and a certified public accountant with the accounting firm of Deloitte & Touche.

     MEL S. LAVITT. Mr. Lavitt has served as a director of Jabil since September 1991. Mr. Lavitt has been a Managing Director at the investment banking firm of C.E. Unterberg, Towbin (or its predecessor) since August 1992 and is currently serving as Vice Chairman and Managing Director. From June 1987 until August 1992, Mr. Lavitt was President of Lavitt Management, a business consulting firm. From 1978 until June 1987, Mr. Lavitt served as an Administrative Managing Director for the investment banking firm of L.F. Rothschild, Unterberg, Towbin, Inc.

     STEVEN A. RAYMUND. Mr. Raymund has served as a director of Jabil since January 1996. Mr. Raymund began his career at Tech Data Corporation, a distributor of personal computer products, in 1981 as Operations Manager. He became Chief Operating Officer in 1984 and was promoted to the position of Chief Executive Officer of Tech Data Corporation in 1986. Since 1991, Mr. Raymund has also served as Chairman of the Board of Tech Data Corporation.

     FRANK A. NEWMAN. Mr. Newman has served as a director of Jabil since January 1998. In April 2000, Mr. Newman became President, Chief Executive Officer and a Director of more.com, an Internet pharmaceutical company. From June 1993 to February 1996, Mr. Newman served as President and Chief Operating Officer of Eckerd Corporation. He was appointed Eckerd Corporation's President and Chief Executive Officer in February 1996 and from February 1997 to March 2000, he assumed the additional position of Chairman of the Board of Eckerd Corporation. From January 1986 until May 1993, Mr. Newman was the President and Chief Executive Officer of F&M Distributors, Inc. Mr. Newman currently is also a director of JoAnn Stores, Inc. and AmSouth Bancorporation.

REQUIRED VOTE; RECOMMENDATION OF THE BOARD OF DIRECTORS

     If a quorum is present and voting, the seven nominees for director receiving the highest number of affirmative votes of the shares present or represented and entitled to be voted for them shall be elected as directors. Votes withheld from any director are counted for purposes of determining the presence or absence of a quorum for the transaction of business, but have no other legal effect under Delaware law.

     THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE "FOR" EACH OF THE NOMINEES LISTED ABOVE.

BOARD MEETINGS AND COMMITTEES

     The Board of Directors of Jabil held a total of seven meetings and took action by written consent nine times during the 2000 fiscal year. All Directors attended 75% or more of the aggregate number of Board meetings and committee meetings. The Board of Directors has a Compensation Committee, two Stock Option Committees and an Audit Committee; however, it currently has no nominating committee or other committee performing similar functions.

     The Compensation Committee, which currently consists of Messrs. Raymund and Newman, reviews and establishes specific compensation plans, salaries, bonuses and other benefits payable to Jabil's executive officers. During fiscal year 2000, the Compensation Committee held one meeting.

     The Stock Option Committee that administers Jabil's 1992 Stock Option Plan with respect to individuals who are neither directors nor officers of Jabil consisted of Messrs. Morean and Sansone from September 1, 1999 to July 27, 2000. While Messrs. Morean and Sansone were on the Stock Option Committee, it held twenty-one meetings and took action by written consent five times. On July 27, 2000, Mr. Sansone resigned from the Stock Option Committee and was replaced by Mr. Main. From July 28, 2000 to August 31, 2000, the Stock Option Committee held one meeting.

     The Stock Option Committee that is generally empowered to administer Jabil's 1992 Stock Option Plan with respect to all individuals and the 1992 Employee Stock Purchase Plan consists of Messrs. Raymund and

Newman. During fiscal year 2000, the Stock Option Committee held two meetings and took action by written consent one time.

     The Audit Committee, which currently consists of Messrs. Raymund, Lavitt and Newman, reviews and evaluates the results and scope of the audit and other services provided by Jabil's independent auditors. During fiscal year 2000, the Audit Committee held three meetings.

     During fiscal year 2000, each incumbent director attended all meetings held by all committees of the Board on which he served.

COMPENSATION OF DIRECTORS

     Non-employee directors receive $5,000 per Board of Directors meeting that they attend. No other director currently receives any cash compensation for attendance at Board of Directors or committee meetings. Directors are entitled to reimbursement for expenses incurred in connection with their attendance at Board of Directors meetings and committee meetings. In addition, non-employee directors are also eligible to receive stock option grants pursuant to Jabil's 1992 Stock Option Plan, as amended. See "Certain Transactions" for information regarding compensation payable to Mr. Murphy for certain consulting services.

                                 PROPOSAL NO. 2

             APPROVAL OF AMENDMENT TO CERTIFICATE OF INCORPORATION
          TO INCREASE THE NUMBER OF AUTHORIZED SHARES OF COMMON STOCK

GENERAL

     Jabil's Certificate of Incorporation, as currently in effect (the "Certificate"), provides that Jabil is authorized to issue two classes of stock consisting of 250,000,000 shares of Common Stock, $0.001 par value per share, and 10,000,000 shares of Preferred Stock, $0.001 par value per share. In October 2000, the Board of Directors authorized an amendment to the Certificate to increase the authorized number of shares of Common Stock to 500,000,000. The stockholders are being asked to approve at the Annual Meeting such amendment to the Certificate. Under the proposed amendment, the first paragraph of the Article numbered "Fourth" of the Certificate would be amended to change the total number of shares of Common Stock from 250,000,000 to 500,000,000.

     Jabil currently has 250,000,000 authorized shares of Common Stock. Of this authorized number, 190,728,457 shares of common stock were issued and outstanding as of the Record Date. In addition, as of November 30, 2000, a total of 9,059,973 shares of Common Stock were reserved for future grant or for issuance upon the exercise of outstanding options under the Option Plan and 1,660,357 shares were reserved for issuance under the 1992 Employee Stock Purchase Plan.

PURPOSE AND EFFECT OF THE AMENDMENT


     The principal purpose of the proposed amendment to the Certificate is to authorize additional shares of Common Stock which will be available in the event the Board of Directors determines that it is necessary or appropriate to permit future stock dividends or stock splits, to raise additional capital through the sale of securities, to acquire another company or its business or assets, to establish strategic relationships with corporate partners, to provide equity incentives to employees, officers or directors or to pursue other matters. The Board of Directors as of the date of this Proxy has no agreement, arrangement or intention to issue any of the shares for which approval is sought. If the amendment is approved by the stockholders, the Board of Directors does not intend to solicit further stockholder approval prior to the issuance of any additional shares of Common Stock, except as may be required by applicable law.


     The increase in authorized Common Stock will not have any immediate effect on the rights of existing stockholders. However, the Board will have the authority to issue authorized Common Stock without requiring future stockholder approval of such issuances, except as may be required by applicable law. To the extent that additional authorized shares are issued in the future, they may decrease the existing stockholders' percentage equity ownership and, depending on the price at which they are issued, could be dilutive to the existing stockholders. The holders of Common Stock have no preemptive rights.

POTENTIAL ANTI-TAKEOVER EFFECT

     The increase in the authorized number of shares of Common Stock and the subsequent issuance of such shares could have the effect of delaying or preventing a change in control of Jabil without further action by the stockholders. Shares of authorized and unissued Common Stock could (within the limits imposed by applicable law and stock exchange policies) be issued in one or more transactions which would make a change in control of Jabil more difficult, and therefore less likely. Such shares could, for example, be privately placed with purchasers who might side with the Board of Directors in opposing a hostile takeover bid. Any such issuance of additional stock could have the effect of diluting the earnings per share and book value per share of outstanding shares of Common Stock or the stock ownership and voting rights of a person seeking to obtain control of Jabil.

     Jabil is not presently aware of any pending or proposed transaction involving a change in control of Jabil. While it may be deemed to have potential anti-takeover effects, the proposed amendment to increase the authorized Common Stock is not prompted by any specific effort or takeover threat currently perceived by management.

REQUIRED VOTE; RECOMMENDATION OF THE BOARD OF DIRECTORS

     The affirmative vote of the holders of a majority of the outstanding shares of Common Stock entitled to vote is required to approve the amendment to Jabil's Certificate of Incorporation. Both abstentions and broker non-votes will have the same effect as votes against this proposal.

     THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE "FOR" THIS PROPOSAL.

                                 PROPOSAL NO. 3

              RATIFICATION OF APPOINTMENT OF INDEPENDENT AUDITORS

     The Board of Directors has selected KPMG LLP to audit the financial statements of Jabil for the fiscal year ending August 31, 2001. KPMG LLP (or its predecessor firm) has audited Jabil's financial statements since the fiscal year ended August 31, 1984. A representative of KPMG LLP is expected to be present at the Annual Meeting, will have the opportunity to make a statement, and is expected to be available to respond to appropriate questions.

REQUIRED VOTE; RECOMMENDATION OF THE BOARD OF DIRECTORS

     Ratification of the appointment of Jabil's independent auditors requires the affirmative vote of a majority of the Votes Cast. In the event that the stockholders do not approve the selection of KPMG LLP, the appointment of the independent auditors will be reconsidered by the Board of Directors.

     THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE "FOR" THIS PROPOSAL.

                               OTHER INFORMATION

SHARE OWNERSHIP BY PRINCIPAL STOCKHOLDERS AND MANAGEMENT

     The following table sets forth the beneficial ownership of Common Stock of Jabil as of the Record Date by: (i) each of Jabil's directors and nominees for director; (ii) each of the Named Officers listed in the Summary Compensation Table below; (iii) all current directors and executive officers of Jabil as a group; and (iv) each person known by Jabil to own beneficially more than 5% of the outstanding shares of its Common Stock. The number and percentage of shares beneficially owned is determined under rules of the Securities and Exchange Commission ("SEC"), and the information is not necessarily indicative of beneficial ownership for any other purpose. Under such rules, beneficial ownership includes any shares as to which the individual has sole or shared voting power or investment power and also any shares as to which the individual has the right to acquire within 60 days of the Record Date through the exercise of any stock option or other right. Unless otherwise indicated in the footnotes, each person has sole voting and investment power (or shares such powers with his or her spouse) with respect to the shares shown as beneficially owned. A total of 190,728,457 shares of Jabil's Common Stock were issued and outstanding as of the Record Date.


                                                              NUMBER OF    PERCENT OF
DIRECTORS, NAMED OFFICERS AND PRINCIPAL STOCKHOLDERS            SHARES       TOTAL
----------------------------------------------------          ----------   ----------
Principal Stockholders:
  William D. Morean(1)(2)...................................  35,158,897      18.4%
  c/o Jabil Circuit, Inc.
  10560 Ninth Street North
  St. Petersburg, Florida 33716
  Audrey M. Petersen(1)(3)..................................  25,014,359      13.1%
  c/o Jabil Circuit, Inc.
  10560-Ninth Street North
  St. Petersburg, Florida 33716
  Putnam Investments, Inc.(4)...............................  18,766,770       9.8%
  One Post Office Square
  Boston, Massachusetts 02109
Directors(5):
  Thomas A. Sansone(6)......................................   6,343,936       3.2%
  Timothy L. Main(7)........................................     377,340         *
  Lawrence J. Murphy(8).....................................     121,332         *
  Mel S. Lavitt(9)..........................................     219,960         *
  Steven A. Raymund(10).....................................      61,960         *
  Frank A. Newman(11).......................................      40,760         *
Named Officers:
  Wesley B. Edwards(12).....................................     275,425         *
  Chris A. Lewis(13)........................................     152,288         *
  Mark T. Mondello(14)......................................     278,436         *
All current directors and executive officers as a group (27
  persons)(15)..............................................  44,171,845      22.4%


---------------

  *  Less than one percent.
 (1) Includes 20,239,987 shares held by the William E. Morean Residual Trust, as to which Mr. Morean and Ms. Audrey Petersen (Mr. Morean's mother) share voting and dispositive power as members of the Management Committee created under the Trust. Ms. Petersen is also a co-trustee of the Trust.
 (2) Includes (i) 14,448,350 shares held of record by Cheyenne Holdings Limited Partnership, a Nevada limited partnership, of which Morean Management Company is the sole general partner, as to which Mr. Morean has sole voting and dispositive power, (ii) 400,000 shares held of record by Eagle's Wing Foundation, a private charitable foundation of which Mr. Morean is a director and with respect to which

     Mr. Morean may be deemed to have shared voting and dispositive power, and
     (iii) 70,560 shares subject to options held by Mr. Morean that are exercisable within 60 days of the Record Date.
 (3) Includes (i) 4,733,972 shares held by Morean Limited Partnership, a North Carolina limited partnership, of which Morean-Petersen, Inc. is the sole general partner, as to which Ms. Petersen has shared voting and dispositive power; Ms. Petersen is the President of Morean-Petersen, Inc., (ii) 20,239,987 shares held by the William E. Morean Residual Trust and (iii) 40,400 shares held of record by the Morean Petersen Foundation, Inc., a private charitable foundation of which Ms. Petersen is a director and with respect to which Ms. Petersen may be deemed to have shared voting and despositive power.
 (4) We obtained information about shares owned by Putnam Investment, Inc. ("PI") from a Schedule 13G/A filed by PI with the SEC as of February 17, 2000. As reported in PI's earlier Schedule 13G's, securities reported as being beneficially owned by PI consist of securities beneficially owned by subsidiaries of PI, which in turn include securities beneficially owned by clients of such subsidiaries. PI, which is a wholly-owned subsidiary of Marsh & McLennan Companies, Inc., wholly owns two other subsidiaries, Putnam Management and Putnam Advisory. Both subsidiaries have dispositive power over the shares as investment managers, but each of the mutual funds' trustees have voting power over the shares held by each fund, and Putnam Advisory has shared voting power over the shares held by institutional clients of the fund. The Schedule 13G includes a disclaimer that the filing is not an admission that they are, for the purposes of Section 13(d) and 13(g), the beneficial owner of any securities covered by the Schedule 13G, and that neither of them has any power to vote or dispose of, or direct the voting or disposition of, any of the securities covered by the Schedule 13G.
 (5) Mr. Morean is a Director of Jabil in addition to being a Principal Stockholder.
 (6) Includes (i) 410,000 shares held by TASAN Limited Partnership, a Nevada limited partnership, of which TAS Management, Inc. is the sole general partner, as to which Mr. Sansone has sole voting and dispositive power; Mr. Sansone is President of TAS Management, Inc., (ii) 730,000 shares held by Life's Requite, Inc., a private charitable foundation of which Mr. Sansone is a director and as to which Mr. Sansone may be deemed to have shared voting and dispositive power, and (iii) 5,203,936 shares subject to options held by Mr. Sansone that are exercisable within 60 days of the Record Date.
 (7) Includes 295,120 shares subject to options held by Mr. Main that are exercisable within 60 days of the Record Date.

 (8) Includes 105,332 shares subject to options held by Mr. Murphy that are exercisable within 60 days of the Record Date.

 (9) Includes 94,960 shares subject to options held by Mr. Lavitt that are exercisable within 60 days of the Record Date.
(10) Includes 19,320 shares subject to options held by Mr. Raymund that are exercisable within 60 days of the Record Date.
(11) Represents shares subject to options held by Mr. Newman that are exercisable within 60 days of the Record Date.
(12) Includes 172,536 shares subject to options held by Mr. Edwards that are exercisable within 60 days of the Record Date.
(13) Includes 43,212 shares subject to options held by Mr. Lewis that are exercisable within 60 days of the Record Date.
(14) Includes 174,592 shares subject to options held by Mr. Mondello that are exercisable within 60 days of the Record Date.

(15) Includes 6,782,579 shares subject to options held by 21 executive officers, one employee director and five non-employee directors that are exercisable within 60 days of the Record Date.


SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     Section 16(a) of the Exchange Act requires Jabil's officers and directors, and persons who own more than ten percent of a registered class of Jabil's equity securities, to file initial reports of ownership on Form 3 and changes in ownership on Form 4 or Form 5 with the SEC. Such officers, directors and ten-percent stockholders are also required by SEC rules to furnish Jabil with copies of all such forms that they file.

     Based solely on its review of the copies of such forms received by Jabil from certain reporting persons, Jabil believes that, during the fiscal year ended August 31, 2000, all Section 16(a) filing requirements applicable to its officers, directors and ten percent stockholders were complied with except with respect to Mr. Chris A. Lewis who did not timely file one Form 4 that included six transactions that were reported late.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

     Jabil's Compensation Committee was formed in November 1992 and is currently composed of Messrs. Newman and Raymund. No member of the Compensation Committee is currently or was formerly an officer or an employee of Jabil or its subsidiaries.

                         EXECUTIVE OFFICER COMPENSATION

SUMMARY COMPENSATION TABLE

     The following table shows, as to (i) the Chief Executive Officer, and (ii) each of the four other most highly compensated executive officers (a) whose salary plus bonus exceeded $100,000 during the last fiscal year, and (b) who served as executive officers at fiscal year end, in addition to any individuals who were not serving as executive officers at fiscal year end but who, if they had been, would have been included among the four most highly compensated executive officers (collectively the "Named Officers"), information concerning compensation paid for services to Jabil in all capacities during the three fiscal years ended August 31, 2000:


                                                            ANNUAL
                                                       COMPENSATION(1)
                                            FISCAL   --------------------       ALL OTHER
NAME AND PRINCIPAL POSITION                  YEAR    SALARY($)   BONUS($)   COMPENSATION($)(2)
---------------------------                 ------   ---------   --------   ------------------
William D. Morean.........................   2000    $449,327    $360,000        $46,350
  Chairman of the Board(3)                   1999     424,424     325,000         48,722
                                             1998     369,231     300,000         49,532
Timothy L. Main...........................   2000    $397,308    $370,000        $31,674
  Chief Executive Officer,                   1999     298,846     151,557         33,329
  President and Director(3)                  1998     234,616     100,000         29,294
Wesley B. Edwards.........................   2000    $274,327    $246,875        $22,715
  Senior Vice President,                     1999     248,846     139,537         25,835
  Operations                                 1998     184,616     100,000         28,845
Chris A. Lewis............................   2000    $248,654    $179,688        $18,707
  Chief Financial Officer                    1999     199,423      92,875         19,704
                                             1998     167,308      46,256         15,530
Mark T. Mondello..........................   2000    $271,366    $246,875        $23,582
  Senior Vice President,                     1999     140,000     108,757         15,153
  Business Development                       1998     138,846     116,415         13,743


---------------

(1) Compensation deferred at the election of executive is included in the year earned.
(2) Represents payments pursuant to Jabil's Profit Sharing Plan. The Board of Directors determines the aggregate amount of payments under the plan based on quarterly financial results. The actual amount paid to individual participants is based on the participant's salary and bonus actually paid (not necessarily earned) during such quarter.
(3) Mr. Morean was the Chief Executive Officer of Jabil during Fiscal Year 2000 and as of September 2000 Mr. Main was promoted to Chief Executive Officer. Mr. Morean will continue with Jabil as Chairman of the Board.

     During the last three fiscal years, Jabil has not provided to the Named Officers any compensation disclosable as "Other Annual Compensation" (except for perquisites that, for any Named Officer, were less than the lesser of $50,000 or 10% of such Named Officer's total salary and bonus), nor has it granted any restricted stock awards or options to Named Officers. Jabil does not have any long-term incentive plans within the meaning of SEC rules.

OPTION GRANTS IN LAST FISCAL YEAR

     The following table sets forth information as to stock options granted to all Named Officers during the fiscal year ended August 31, 2000. These options were granted under our 1992 Stock Option Plan and, unless otherwise indicated, provide for vesting as to 12% of the underlying common stock six months after the date of grant, then 2% per month thereafter. Options were granted at an exercise price equal to 100% of the fair market value of our common stock on the date of grant. The amounts under "Potential Realizable Value at Assumed Annual Rate of Stock Appreciation for Option Term" represent the hypothetical gains of the options granted based on assumed annual compound stock appreciation rates of 5% and 10% over their exercise price for the full ten-year term of the options. The assumed rates of appreciation are mandated by the rules of the Securities and Exchange Commission and do not represent our estimate or projection of future common stock prices.


                                                                                      POTENTIAL REALIZABLE
                                               PERCENT                                  VALUE AT ASSUMED
                                NUMBER OF       TOTAL                                 ANNUAL RATE OF STOCK
                                SECURITIES     OPTIONS                               PRICE APPRECIATION FOR
                                UNDERLYING    GRANTED TO    EXERCISE                     OPTION TERM($)
                                 OPTIONS     EMPLOYEES IN   PRICE PER   EXPIRATION   -----------------------
NAME                            GRANTED(#)   FISCAL YEAR      SHARE        DATE          5%          10%
----                            ----------   ------------   ---------   ----------   ----------   ----------
William D. Morean.............         0         0.00%           N/A          N/A           N/A          N/A
Timothy L. Main...............   141,600         3.57%      $23.0938     10/20/09    $2,056,537   $5,211,669
Wesley B. Edwards.............    43,600         1.10%       23.0938     10/20/09       633,228    1,604,723
Chris A. Lewis................    33,400          .84%       23.0938     10/20/09       485,087    1,229,306
Mark T. Mondello..............    30,000          .76%       23.0938     10/20/09       435,707    1,104,167


OPTION EXERCISES AND FISCAL YEAR END OPTION VALUES

     The following table sets forth certain information concerning the exercise of options during the fiscal year ended August 31, 2000, and the aggregate value of unexercised options at August 31, 2000, for each of the Named Officers. Jabil does not have any outstanding stock appreciation rights.

                AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR
                       AND FISCAL YEAR END OPTION VALUES

                                                           NUMBER OF SECURITIES
                                                          UNDERLYING UNEXERCISED         VALUE OF UNEXERCISED
                                                                OPTIONS AT              IN-THE-MONEY OPTIONS AT
                           SHARES                           AUGUST 31, 2000(#)           AUGUST 31, 2000($)(2)
                         ACQUIRED ON       VALUE        ---------------------------   ---------------------------
NAME                     EXERCISE(#)   REALIZED($)(1)   EXERCISABLE   UNEXERCISABLE   EXERCISABLE   UNEXERCISABLE
----                     -----------   --------------   -----------   -------------   -----------   -------------
William D. Morean......                                    57,960         68,040      $ 3,093,615    $ 3,631,635
Timothy L. Main........                                   230,560        415,040       10,469,440     18,057,078
Wesley B. Edwards......    134,560       4,151,914        149,816        138,824        8,233,854      6,368,571
Chris A. Lewis.........     28,216         725,573         31,192         75,192        1,532,331      3,406,431
Mark T. Mondello.......    156,240       6,255,587        138,472        133,728        7,320,382      6,430,939

---------------

(1) The closing price for Jabil's common stock as reported through the NYSE on August 31, 2000 was $63.7812. "Value Realized" is calculated on the basis of the difference between the option exercise price and $63.7812 multiplied by the number of shares of Common Stock to which the exercise relates.
(2) These values, unlike the amounts set forth in the column entitled "Value Realized," have not been, and may never be, realized and are based on the positive spread between the respective exercise prices of outstanding options and the closing price of Jabil's Common Stock on August 31, 2000, the last day of trading for fiscal 2000.

                              CERTAIN TRANSACTIONS

     C.E. Unterberg, Towbin (or its predecessors) has performed certain investment banking services for Jabil in the past and may be asked to perform investment banking services for Jabil in the future. Mel S. Lavitt, a director of Jabil, is a Managing Director of C.E. Unterberg, Towbin.

     Jabil entered into an agreement with an entity ("Indigo") controlled by William D. Morean, a director of Jabil, for Jabil's use of Indigo's aircraft for Jabil's business purposes. Under the lease, Jabil pays market competitive hourly rental rates and certain ancillary costs incurred while the aircraft is being used by Jabil, such as fuel, oil, landing fees, etc. Jabil does not pay for Mr. Morean's personal use of the aircraft. During the fiscal year ended August 31, 2000, Jabil paid $157,461 for its use of Indigo's aircraft. Mr. Morean also entered into an agreement with Jabil at market competitive rates for the limited use of Jabil's flight crew to operate non-Jabil aircraft for non-Jabil use. During the fiscal year ended August 31, 2000, Mr. Morean paid Jabil $52,872 for such flight crew's services. Jabil and Indigo also insure their respective aircraft under a mutual policy, which enables Jabil to take advantage of a quantity discount for aircraft insurance and pay significantly less for its aircraft insurance than it would pay without the Indigo aircraft on the policy. During the fiscal year ended August 31, 2000, Indigo paid Jabil $30,755 for the portion of the cost of the policy attributable to Indigo's aircraft.


     Mr. Murphy, a director of Jabil, is also currently working for Jabil as a consultant. For the fiscal year ended August 31, 2000, Mr. Murphy received a base consulting fee of $150,000 and a $50,000 performance fee, and was granted an option during fiscal year 2000 to purchase 40,000 shares of Jabil's Common Stock. Also, in March 2000 Mr. Murphy received a $50,000 performance fee for consulting services provided for the fiscal year ended August 31, 1999.


                      REPORT OF THE COMPENSATION COMMITTEE
                           OF THE BOARD OF DIRECTORS

     The Committee's Responsibilities: The Compensation Committee of the Board (the "Committee") has responsibility for setting and administering the policies which govern executive compensation. The Committee is composed entirely of outside directors. Reports of the Committee's actions are presented to the full Board. The purpose of this report is to summarize the philosophical principals, specific program objectives and other factors considered by the Committee in reaching its determinations regarding the compensation of Jabil's executive officers.

     Compensation Philosophy: The Committee has approved principals for the management compensation program which:

     - encourage the development and the achievement of strategic objectives that enhance long-term stockholder value,

     - attract, retain and motivate key personnel who contribute to long-term success of Jabil, and

     - provide a compensation package that recognizes individual contributions and company performance.

     Compensation Methodology: Jabil strives to provide a comprehensive executive compensation program that is competitive and performance-based in order to attract and retain superior executive talent. The Committee reviews market data and assesses Jabil's competitive position for three components of executive compensation: (1) base salary, (2) annual incentives, and (3) long-term incentives. To assist in benchmarking the competitiveness of its compensation programs, Jabil uses William M. Mercer Incorporated ("Mercer"), a nationally recognized executive compensation firm. Mercer utilizes a number of national compensation surveys and provides databases for companies of similar size to Jabil, as well as specific analysis of the compensation information contained in the proxy statements of a number of companies in the same industry as Jabil.

Components of Compensation:

     - Base Salary. Base salary for all executive officer positions is targeted to be competitive with the average salaries of comparable executives at technology companies of similar size and is also intended to reflect consideration of an officer's experience, business judgment, and role in developing and implementing overall business strategy for Jabil. The Committee believes that Jabil's compensation of executive officers falls within the median of industry compensation levels. Base salaries are based upon qualitative and subjective factors, and no specific formula is applied to determine the weight of each factor.

     - Bonuses. Bonuses for executive officers are intended to reflect Jabil's belief that a significant portion of the annual compensation of the executive should be contingent upon the performance of Jabil, as well as the individual's contribution. Bonuses are paid on an annual or quarterly basis and are based on qualitative and subjective factors, including the pre-tax profitability of Jabil, business development, operational performance, earnings per share and other measures of performance appropriate to the officer compensated.

     - Long-Term Incentives. Jabil utilizes stock options as long-term incentives to attract and retain key personnel or reward exceptional performance. Stock options are granted periodically by the Stock Option Committee and are based on both qualitative and subjective factors. Options are granted with an exercise price equal to the fair market value of Jabil's Common Stock on the last market trading day prior to the date of determination (determined in accordance with the option plan) and grants made during the last fiscal year vest over a period of 50 months. This is designed to create an incentive to increase stockholder value over the long-term since the options will provide value to the recipient only when the price of the stock increases above the exercise price.

     Chief Executive Officer and President Compensation: The base salary of Mr. Main was increased to be competitive with the average salaries of comparable executives at technology companies of similar size, based on the findings of the Mercer report, and to reflect the overall operating performance of Jabil during fiscal year 2000. The Compensation Committee also awarded bonuses to Mr. Main based upon certain subjective factors and the overall operating performance of Jabil during fiscal year 2000.

     IRS Limits on Deductibility of Compensation: Section 162(m) of the Internal Revenue Code of 1986, as amended, with certain exceptions, limits Jabil's tax deduction for compensation paid to Named Executives to $1,000,000 per covered executive year. Jabil expects no adverse tax consequences under
Section 162(m) for fiscal year 2000.

                                          By the Compensation Committee

                                          FRANK A. NEWMAN
                                          STEVEN A. RAYMUND

                     COMPANY STOCK PRICE PERFORMANCE GRAPH

     The following Performance Graph shows a comparison of cumulative total stockholder return for Jabil, the NYSE stock market -- US Companies and the stock market -- Computer manufacturers for the 2000 fiscal year. Note that historic stock price performance is not necessarily indicative of future price performance.
Price Performance Graph

                                                                              NYSE STOCK MARKET (US          NASDAQ COMPUTER
                                                   JABIL CIRCUIT, INC.             COMPANIES)             MANUFACTURERS STOCKS
                                                   -------------------        ---------------------       --------------------
08/31/1995                                                100.0                       100.0                       100.0
08/31/1996                                                 90.7                       118.5                       118.8
08/31/1997                                                877.8                       162.0                       188.8
08/31/1998                                                348.1                       169.6                       229.4
08/31/1999                                               1327.8                       219.7                       536.4
08/31/2000                                               3781.5                       245.7                       993.0

                                 OTHER MATTERS

     Jabil knows of no other matters to be submitted to the Annual Meeting. If any other matters properly come before the Annual Meeting, it is the intention of the persons named in the enclosed proxy card to vote the shares they represent as Jabil may recommend.

                                          THE BOARD OF DIRECTORS

St. Petersburg, Florida
December 21, 2000

                                   DETACH HERE



                               JABIL CIRCUIT, INC.

                  PROXY SOLICITED BY THE BOARD OF DIRECTORS FOR
                         ANNUAL MEETING OF STOCKHOLDERS


         The undersigned hereby appoints ROBERT L. PAVER and CHRIS A. LEWIS, or either of them, each with power of substitution and revocation, as the proxy or proxies of the undersigned to represent the undersigned and vote all shares of the Common Stock of Jabil Circuit, Inc., that the undersigned would be entitled to vote if personally present at the Annual Meeting of Stockholders of Jabil Circuit, Inc., to be held at The Vinoy Country Club, Sunset Ballroom, 600 Snell Isle Boulevard, St. Petersburg, Florida 33704, on Thursday, January 18, 2001, at 10:00 a.m., and at any adjournments thereof, upon the matters set forth on the reverse side and more fully described in the Notice and Proxy Statement for said Annual Meeting and in their discretion upon all other matters that may properly come before said Annual Meeting.


         CONTINUED AND TO BE SIGNED ON REVERSE SIDE

                                                                    SEE REVERSE
                                                                        SIDE


YOU MAY VOTE BY INTERNET OR BY MAIL. PLEASE NOTE, ALL VOTES CAST BY THE INTERNET MUST BE CAST PRIOR TO 5:00 P.M. EASTERN STANDARD TIME, JANUARY 17, 2001.




         To Vote by Internet:                   To Vote by Mail:
         --------------------                   ----------------
    It's fast, convenient,                 Please return your proxy in the
    and your vote is                       enclosed Business Reply Envelope to:
    immediately confirmed and posted.      P.O. Box 9373
                                           Boston, Massachusetts 02205-9944


     Follow these four steps:

     1.    Read the accompanying Proxy Statement and
           Proxy Card.


     2.    Go to the Web site
           http://www.eproxyvote.com/jbl


     3. Enter your 14-digit Voter Control Number located on your Proxy Card above your name.

     4.    Follow the instructions provided.


     DO NOT RETURN YOUR PROXY CARD IF YOU ARE VOTING BY INTERNET.


     RECEIVE FUTURE PROXY MATERIALS ELECTRONICALLY. Receiving Stockholder material electronically via the Internet helps reduce Jabil's mailing and printing costs. To receive future proxy materials electronically, go to: http://www.econsent.com/jbl and follow the instructions provided. Your enrollment in this program will remain in effect until you cancel your enrollment. You are free to cancel your enrollment at any time by going to http://www.econsent.com/jbl on the Internet.

                                   DETACH HERE

         PLEASE MARK
[X]      VOTES AS IN
         THIS EXAMPLE.

         THE SHARES COVERED BY THIS PROXY WILL BE VOTED IN ACCORDANCE WITH THE CHOICES MADE. WHEN NO CHOICE IS MADE, THIS PROXY WILL BE VOTED FOR ALL LISTED NOMINEES FOR DIRECTOR, FOR PROPOSALS 2 AND 3, AND AS THE PROXYHOLDERS DEEM ADVISABLE ON SUCH OTHER MATTERS AS MAY PROPERLY COME BEFORE THE ANNUAL MEETING.



1.       Election of Directors                                                                     FOR    AGAINST   ABSTAIN
                                                                                                   ------------------------
NOMINEES:   (01) William D. Morean, (02) Thomas A. Sansone,   2. To approve an amendment           [  ]     [  ]      [  ]
            (03) Timothy L. Main, (04) Lawrence J. Murphy,       to Jabil's Certificate
            (05) Mel S. Lavitt, (06) Steven A. Raymund           of Incorporation to increase
                 and (07) Frank A. Newman                        the number of authorized shares
                                                                 of Common Stock from
                 FOR              WITHHELD                       250,000,000 to 500,000,000.
          [  ]   ALL        [  ]  FROM ALL
                 NOMINEES         NOMINEES
[  ]
For all nominees except as noted on the line above
                                                            3.  To ratify the selection of         [  ]     [  ]      [  ]
                                                                KPMG LLP as independent
                                                                auditors for Jabil.

                                                            4.  With discretionary authority on    [  ]     [  ]      [  ]
                                                                such other matters as may
                                                                properly come before the Annual
                                                                Meeting.

                                               MARK HERE IF YOU PLAN TO ATTEND THE ANNUAL MEETING                     [  ]


                                               MARK HERE FOR ADDRESS CHANGE AND NOTE AT LEFT                          [  ]


                                               The Annual Meeting may be held as scheduled only if a majority of the shares outstanding are represented at the Annual Meeting by attendance or proxy.
                                               Accordingly, please complete this proxy, and return it promptly in the enclosed envelope.

                                               Please date and sign exactly as your name(s) appear on your shares. If signing for estates, trusts, partnerships, corporations or other entities, your title or capacity should be stated. If shares are held jointly, each holder should sign.



DATED: [ ____________ ] 2000


--------------------------------------       ----------------------------------
PLEASE MARK, SIGN, DATE AND RETURN THE       Signature
PROXY CARD PROMPTLY USING THE ENCLOSED
ENVELOPE

--------------------------------------
                                             ----------------------------------
                                             Signature if held jointly